UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 1, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.2
EX-10.50
EX-10.51
EX-10.52
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
$200 Million Unsecured Term Loan Facility
     On July 1, 2011, Equity LifeStyle Properties, Inc. (the “Company”), MHC Operating Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), Wells Fargo Securities, LLC, as sole lead arranger and sole book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and each of the financial institutions initially a signatory thereto together with their successors and assignees entered into a term loan agreement with respect to a $200 million unsecured term loan facility (the “Term Loan”). The Term Loan matures on July 1, 2017 and, subject to certain conditions, may be prepaid at any time without premium or penalty after July 1, 2014. Prior to July 1, 2014, a prepayment penalty of 2% of the amount prepaid would be owed. The interest rate on the Term Loan is at LIBOR plus 1.85% to 2.80% per annum. The spread over LIBOR is variable based on leverage throughout the loan term. The Term Loan contains an arrangement fee of approximately $0.5 million, an upfront fee of approximately $1.3 million and an annual administrative agency fee of $20,000 as well as customary representations, warranties and negative and affirmative covenants and provides for acceleration of principal and payment of all other amounts payable thereunder upon the occurrence of certain events of default.
     Pursuant to a guaranty (the “Guaranty”) dated as of July 1, 2011 among the Company and certain of its subsidiaries and the Administrative Agent, the Company and two of its subsidiaries have guaranteed all of the obligations under the Term Loan when due, whether at stated maturity, by acceleration or otherwise.
     As previously reported on the Company’s Form 8-K filed June 9, 2011, in connection with the Term Loan, the Company entered into a 3-year LIBOR Swap Agreement (the “Swap”) allowing the Company to trade its variable interest rate for a fixed interest rate on the Term Loan. The Swap fixes the underlying LIBOR rate on the Term Loan at 1.11% per annum for the first three years and the Company’s spread over LIBOR after completion of the Acquisition (as defined below) is expected to be 2.15% resulting in an all-in interest rate of 3.26% per annum. The proceeds from the Term Loan are expected to be used to partially fund the previously announced pending acquisition of a portfolio of 76 manufactured home communities (the “Hometown Properties”) containing 31,167 sites on approximately 6,500 acres located in 16 states (primarily located in Florida and the northeastern region of the United States) and certain manufactured homes and loans secured by manufactured homes located at the Hometown Properties (the “Home Related Assets” and collectively with the Hometown Properties, the “Hometown Portfolio”) for a stated purchase price of $1.43 billion. The Company refers to this pending acquisition as the “Acquisition.”
     The preceding descriptions are qualified in their entirety by reference to the Term Loan Agreement and the Guaranty, copies of which are attached hereto as Exhibits 10.50 and 10.51 to this Current Report on Form 8-K and are incorporated herein by reference.
Joinder to the Partnership Agreement
     In connection with the purchase and other agreements (the “Purchase Agreements”) that the Company and the Operating Partnership, entered into with certain affiliates of Hometown America, LLC (“Hometown”) with respect to the Acquisition, the Company will contribute, in a series of closings (the “Closings”), an aggregate of 1,740,000 shares of Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), to MHC Trust, the general partner (the “General Partner”), of the Operating Partnership in exchange for the issuance to the Company of an aggregate of 1,740,000 shares of Series H Subordinated Non-Voting Cumulative Redeemable Preferred Stock by the General Partner (the “Series H Preferred Stock”). The Series H Preferred Stock has economic terms that are substantially similar to the Series B Preferred Stock.
     At each Closing, the General Partner will contribute the Series B Preferred Stock to the Operating Partnership to be transferred by the Operating Partnership to the Sellers as consideration in accordance with the terms of the Purchase Agreements. In exchange for each contribution of the Series B Preferred Stock to the Operating Partnership, at each Closing the Operating Partnership will issue to the General Partner an aggregate of 1,740,000 Series H Subordinated Non-Voting Cumulative Redeemable Preference Units (the “Series H Units”). In

connection therewith, the General Partner executed that certain Series H Subordinated Non-Voting Cumulative Redeemable Preference Units Term Sheet and Joinder to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Joinder”). The Series H Units have economic terms that are substantially similar to the Company’s Series B Preferred Stock.
     The Operating Partnership’s Series H Units will rank, with respect to rights to receive distributions and to participate in distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Operating Partnership, on parity with other partnership units of the Operating Partnership the terms of which place them on parity with the Series H Preferred Units, and junior to all partnership units of the Operating Partnership the terms of which specifically provide that such partnership units rank senior to the Series H Preferred Units.
     The preceding description is qualified in its entirety by reference to the Joinder, a copy of which is attached hereto as Exhibit 10.50 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On July 1, 2011, the Company acquired 35 Hometown Properties and Home Related Assets associated with such 35 properties (the “First Hometown Closing”). The 35 Hometown Properties contain 12,057 sites on approximately 2,800 acres located in seven states. The aggregate stated purchase price for the 35 Hometown Properties and related Home Related Assets was approximately $451.0 million. The Company funded the purchase price of the First Hometown Closing with (i) the issuance of 282,759 shares of its common stock (the “Common Stock”) to Hometown with an aggregate stated value of $16.4 million, (ii) the issuance of 286,207 shares of Series B Preferred Stock to Hometown with an aggregate stated value of $16.6 million and (iii) approximately $418.0 million in cash which was funded through the Term Loan proceeds (as discussed above) and the net proceeds of the Company’s June 2011 common stock offering.
     A copy of the press release announcement regarding the First Hometown Closing is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement¯ $200 Million Unsecured Term Loan” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     The issuance of the Common Stock and the Series B Preferred Stock to Hometown, the issuance of the Series H Units by the Operating Partnership to the General Partner, and the issuance of the Series H Preferred Stock by the General Partner to the Company, all as described above, are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
     The information set forth above in “Item 1.01 — Entry into a Material Definitive Agreement” and “Item 2.01 — Completion of Acquisition or Disposition of Assets” are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Company has filed Articles Supplementary, classifying up to 1,740,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock (the “Articles Supplementary”), with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary became effective on July 1, 2011. A description of the material terms of the Series B Preferred Stock, as contained within the Articles Supplementary, is set forth in “Item 1.01 — Entry into a Material Definitive Agreement” of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 31, 2011.

     The preceding description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, statements regarding the anticipated closing of its pending Acquisition of the Hometown Portfolio and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);
•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;
•	the Company’s assumptions about rental and home sales markets;
•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;
•	the completion of the Acquisition of the Hometown Portfolio in its entirety and future acquisitions, if any, and timing and effective integration with respect thereto;
•	the Company’s inability to secure the contemplated debt financings to fund a portion of the stated purchase price of the Acquisition on favorable terms or at all and the timing with respect thereto;
•	unanticipated costs or unforeseen liabilities associated with the Acquisition of the Hometown Portfolio;
•	ability to obtain financing or refinance existing debt on favorable terms or at all;
•	the effect of interest rates;
•	the dilutive effects of issuing additional securities;
•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and
•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Upon the First Hometown Closing, Equity LifeStyle Properties, Inc. owns or has an interest in 342 quality properties in 30 states and British Columbia consisting of 123,065 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Articles Supplementary designating Equity Lifestyle Properties, Inc.’s Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock, par value $0.01 per share

10.50	Term Loan Agreement, dated July 1, 2011, by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC, Bank of America, N.A., Wells Fargo Bank, National Association and each of the financial institutions initially a signatory thereto together with their successors and assignees

10.51	Guaranty, dated July 1, 2011, by and among the Company, MHC Trust, MHC T1000 Trust and Wells Fargo Bank, National Association.

10.52	Series H Subordinated Non-Voting Cumulative Redeemable Preference Units Term Sheet and Joinder to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

99.1	Press Release dated July 1, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: July 1, 2011